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EXHIBIT 23.5  CONSENT AND SUBSCRIPTION RIGHTS OPINION OF KELLER & COMPANY,
              INC.


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                               [LETTERHEAD]






August 21, 1996



Re: Valuation Appraisal of Delphos Citizens Bancorp, Inc./
    Citizens Federal Savings and Loan Association
    Delphos, Ohio


    We hereby consent to the use of our firm's name, Keller & Company, Inc., and the reference to our firm as experts in the Application for Approval of Conversion on Form AC to be filed with the Office of Thrift Supervision on or about August 22, 1996, and to the statements with respect to us and the references to our Valuation Appraisal Report in the Prospectus and in the Form AC and the Form S-1 to be filed with the Securities and Exchange Commission.

Sincerely,

KELLER & COMPANY, INC.



by:  /s/ Michael R. Keller
     ------------------------
    Michael R. Keller
    President


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                               [LETTERHEAD]

August 21, 1996


Board of Directors
Citizens Federal Savings and Loan
  Association
114 E. Third Street
Delphos, OH  45833

Re: Subscription Rights -- Conversion of Citizens Federal Savings and Loan
                           Association Delphos, Ohio

Gentlemen:

The purpose of this letter is to provide an opinion of the value of the subscription rights of the "to be issued" common stock of Delphos Citizens Bancorp, Inc. ("Delphos" or the "Corporation"), Delphos, Ohio, in regard to the conversion of Citizens Federal Savings and Loan Association ("Citizens Federal") from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association.

Because the Subscription Rights to purchase shares of Common Stock in Citizens Federal, which are to be issued to the depositors of Citizens Federal and the other members of Citizens Federal and will be acquired by such recipients without cost, will be nontransferable and of short duration and will afford the recipients the right only to purchase shares of Common Stock at the same price as will be paid by members of the general public in a Direct Community Offering, we are of the opinion that:

    (1) The Subscription Rights will have no ascertainable fair market value, and;

    (2) The price at which the Subscription Rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise.

Further, it is our opinion that the Subscription Rights will have no economic value on the date of distribution or at the time of exercise, whether or not a community offering takes place.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller
President